SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date  of  Report (Date of earliest event reported)   January  13,
1994
                                                    . . . . . . .
. .

                         GTE NORTHWEST INCORPORATED
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. .
           (Exact name of registrant as specified in its charter)


           Washington                 0-2908                  91-
0466810
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. .
         (State  or  other            (Commission            (IRS
Employer
            jurisdiction      of                File      Number)
Identification No.)
       incorporation)


    1800 41st Street, Everett, Washington              98201
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. .
     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code       206-261-
5321
                                                        . . . . .
. .

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. .
          (Former name or former address, if changed since last report)
                   GTE NORTHWEST INCORPORATED

                            FORM 8-K

                       ITEM OF INFORMATION


Item 5.                        Other Events

                               GTE Northwest Incorporated today
       announced that its results for the fourth quarter of 1993 will include a one-time pre-tax restructuring charge of $124.9 million related primarily to the implementation of its re-engineering plan over the next three years. The restructuring charge will reduce fourth quarter and full year net income by $76.9 million.

                               The re-engineering plan will
       redesign and streamline processes in order to improve customer-responsiveness and product quality, reduce the time necessary to introduce new products and services and further reduce costs. The re-engineering plan includes $49.7 million to upgrade or replace existing customer service and administrative systems and enhance network software, $56.2 million for employee separation benefits associated with workforce reductions and $15.2 million primarily for the consolidation of facilities and operations and other related costs. The charge for employee separation benefits includes $28.4 million related to the recognition of previously deferred postretirement health and life insurance costs for separating employees.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GTE NORTHWEST INCORPORATED
                                             (Registrant)


                               By     WILLIAM M. EDWARDS, III
                               . . . . . . . . . . . . . . . . .
. .
                                      WILLIAM M. EDWARDS, III
                                            Controller
                                     (Chief Accounting Officer)




Date:  January 14, 1994